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Exhibit 99.1


Contact:        Steve Zenker (Investor Relations)
                (239) 498-8066

                Ken Plonski  (Media Relations)
                (239) 498-8691

                                                         FOR IMMEDIATE RELEASE


                WCI Communities Enters Northeastern U.S. Markets
                    With Acquisition of Spectrum Communities

         Bonita Springs, FL (May 24, 2004) - WCI Communities, Inc., (NYSE:WCI) named America's Best Builder 2004 by the National Association of Home Builders and Builder Magazine, today announced its acquisition of Spectrum Communities, a home builder and developer of residential lifestyle communities in New York, New Jersey and Connecticut. The price of the acquisition was not disclosed.
         WCI President Jerry Starkey said the acquisition provides WCI a strategic platform to expand its traditional and tower homebuilding business in one of its most significant Florida-feeder markets. "In many ways Spectrum Communities' business mirrors that of WCI," Starkey said. "Our companies are both focused on creating a compelling value proposition by delivering to our customers high quality homes in superior lifestyle communities. Like WCI, many Spectrum customers are over 55, and about 40% of all Spectrum home buyers paid cash for their homes in 2003."
         Starkey continued, "Mitchell Hochberg and his team have an excellent record of acquiring, entitling and adding value to parcels of land through creative land planning, product design, permitting and marketing. We look forward to utilizing this expertise as WCI expands its traditional and tower business in the northeastern U.S. markets."
         Spectrum Communities was founded in 1985 by Mitchell C. Hochberg. Spectrum was named by Professional Builder as one of its "Top 100 Housing Giants" in its 2001-2003 publications and one of the "Best 101 Companies to Work For" in 2002. In 2003, on a pro-forma basis including all joint ventures on a
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consolidated basis, Spectrum delivered 359 homes with an average sales price of
$508,000. Spectrum currently controls approximately 1,700 lots.
 222     WCI  Enters Northeast U.S. Market With Acquisition of Spectrum     222
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         Mitchell Hochberg will continue to direct the company's operations and expansion as President and CEO of WCI Spectrum Communities, LLC, a wholly owned subsidiary of WCI. "I believe that WCI and Spectrum Communities are a winning team. Our integrated talents and assets, combined with our customer-centric philosophies will propel us toward our goal of expansion throughout the northeast," Hochberg said. "We are thrilled to be a part of WCI."
         WCI expects this acquisition to be modestly accretive to its 2004 earnings and more so in 2005.
Conference Call

         WCI will conduct a conference call tomorrow, May 25, 2004, at 2:00 PM EDT to discuss the acquisition. The call will be broadcast live at www.wcicommunities.com or can be accessed by telephone at (706) 679-5866.

         JMP Securities acted as an advisor to Spectrum Communities on the transaction.

                           About WCI

         Based in Bonita Springs, Florida, WCI has been creating amenity-rich, leisure-oriented master-planned communities for more than 50 years. WCI's award-winning communities offer primary, retirement, and second-home buyers traditional and tower home choices with prices from the mid-$100,000s to more than $10 million and currently feature more than 549 holes of golf and 1,000 boat slips as well as country club, tennis and recreational facilities. The company also derives income from its 30-office Prudential Florida WCI Realty division, its mortgage and title businesses, and its amenities division, which operates many of the clubhouses, golf courses, restaurants, and marinas within its 30 communities. The company currently owns and controls developable land of approximately 14,000 acres.

CERTAIN INFORMATION INCLUDED HEREIN AND IN OTHER COMPANY REPORTS, SECURITY AND EXCHANGE COMMISSION FILINGS, STATEMENTS AND PRESENTATIONS IS FORWARD-LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, BUT NOT LIMITED TO, STATEMENTS ABOUT THE COMPANY'S ANTICIPATED OPERATING RESULTS, FINANCIAL RESOURCES, ABILITY TO ACQUIRE LAND, ABILITY TO SELL

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HOMES AND PROPERTIES, ABILITY TO DELIVER HOMES FROM BACKLOG, ABILITY TO SECURE
MATERIALS AND SUBCONTRACTORS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ACTUAL RESULTS AND CAUSE THEM TO DIFFER MATERIALLY FROM EXPECTATIONS EXPRESSED HEREIN AND IN OTHER COMPANY REPORTS, FILINGS, STATEMENTS AND PRESENTATIONS. THESE RISKS AND UNCERTAINTIES INCLUDE WCI'S ABILITY TO COMPETE IN THE FLORIDA REAL ESTATE MARKET; THE AVAILABILITY AND COST OF LAND IN DESIRABLE AREAS IN FLORIDA AND ELSEWHERE AND THE ABILITY TO EXPAND SUCCESSFULLY INTO THOSE AREAS; WCI'S ABILITY TO OBTAIN NECESSARY PERMITS AND APPROVALS FOR THE DEVELOPMENT OF ITS LANDS; WCI'S ABILITY TO RAISE DEBT AND EQUITY CAPITAL AND GROW ITS OPERATIONS ON A PROFITABLE BASIS; WCI'S ABILITY TO PAY PRINCIPAL AND INTEREST ON ITS CURRENT AND FUTURE DEBTS; WCI'S ABILITY TO SUSTAIN OR INCREASE HISTORICAL REVENUES
         AND PROFIT MARGINS; MATERIAL INCREASES IN LABOR AND MATERIAL COSTS; INCREASES IN INTEREST RATES; THE LEVEL OF CONSUMER CONFIDENCE; ADVERSE LEGISLATION OR REGULATIONS; UNANTICIPATED LITIGATION OR LEGAL PROCEEDINGS; NATURAL DISASTERS; AND THE CONTINUATION AND IMPROVEMENT OF GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS. IF ONE OR MORE OF THE ASSUMPTIONS UNDERLYING OUR FORWARD-LOOKING STATEMENTS PROVES INCORRECT, THEN THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS REPORT. THEREFORE, WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON OUR FORWARD-LOOKING STATEMENTS. THIS STATEMENT IS PROVIDED AS PERMITTED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

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      FOR MORE INFORMATION ABOUT WCI AND ITS RESIDENTIAL COMMUNITIES VISIT
                             WWW.WCICOMMUNITIES.COM